Exhibit 99.5

CONSENT TO BE IDENTIFIED AS
A PROPOSED DIRECTOR

I, Ron C. Boudreaux, Director, President and Chief Executive Officer of First Louisiana Bancshares, Inc. and First Louisiana Bank, a Louisiana-chartered bank, hereby consent to being identified as a proposed director of Home Federal Bancorp, Inc. of Louisiana (the "Company") and Home Federal Savings and Loan Association in the Company's prospectus to be included in a registration statement on Form S-1.

By:	/s/ Ron C. Boudreaux
Ron C. Boudreaux

Dated: March 12, 2008